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                                                                EXHIBIT (23.2)









INDEPENDENT AUDITORS' CONSENT


P.H. Glatfelter Company:

We consent to the incorporation by reference in this Registration Statement of P.H. Glatfelter Company on Form S-8 of our report dated March 20, 1998 with respect to the financial statements of S&H Papier-Holding GmbH for the year ended December 31, 1997, not presented separately herein, appearing in Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K dated January 2, 1998 of P.H. Glatfelter Company.


/s/ Deloitte & Touche GmbH
--------------------------
Deloitte & Touche GmbH


Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft
Frankfurt, Germany
October 23, 1998